UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2026
___________________________________
JAMES HARDIE INDUSTRIES plc
(Exact name of registrant as specified in its charter)
___________________________________

Ireland (State or other jurisdiction of incorporation or organization)	1-15240 (Commission File Number)	98-0382260 (I.R.S. Employer Identification Number)
1st Floor, Block A One Park Place Upper Hatch Street, Dublin 2		D02 FD79 Ireland
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (353) 1411 6924
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, 0.59 Euro par value per share	JHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 - Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.
Item 5.03 - Amendments or Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting (as defined below), upon the recommendation of the Board of Directors, the shareholders of the Company approved amendments to Articles 109(a) and 110 of the Company’s Articles of Association to remove the current exclusion of the Chief Executive Officer from the classified Board provisions, so that those provisions apply consistently to all Directors. The amendments also provide that the Directors will, by majority vote, designate the class to which any Director serving as Chief Executive Officer is assigned, and that the maximum three-year re-election period in Article 110 will run from the date of that designation. The amended Articles of Association are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07 - Submission of Matters to a Vote of Security Holders.

On August 20, 2026, the Company held its annual general meeting of shareholders. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting.

Proposal No. 1: Election and Re-election of Directors

The Company’s shareholders elected, by the votes indicated below, Nigel Stein, Renee Peterson, and Rob Sindel to serve on the Company’s Board of Directors for a three-year term expiring at the Company’s annual meeting in 2029, and until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld	Abstained
Nigel Stein	343,761,148	64,906,381	50,047
Renee Peterson	358,386,723	50,254,742	76,111
Rob Sindel	404,502,327	4,160,273	54,976

Proposal No. 2: Advisory Vote on the Frequency of Future Advisory Votes to Approve Compensation of Named Executive Officers

The Company’s shareholders have recommended that the Company hold advisory votes to approve executive compensation each year based on the following votes received.

One Year	Two Years	Three Years	Abstained
403,012,867	50,536	5,462,710	188,174

In light of these voting results, the Company plans to hold future advisory votes to approve executive compensation annually until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency is in the best interests of the Company and its shareholders.

Proposal No. 3: Advisory Resolution on Approving the Compensation of our Named Executive Officers (Say-on-Pay)

The Company’s shareholders approved, by the votes indicated below, the Company’s executive compensation.

Votes For	Votes Against	Abstentions
393,745,224	14,919,405	43,947

Proposal No. 4: CEO Equity Grant

The Company’s shareholders approved, on a binding basis, and by the votes indicated below, the grant of stock-based awards to the Company's CEO on the terms set forth on the Company's 2026 Proxy Statement.

Votes For	Votes Against	Abstentions
327,143,567	81,522,631	51,378

Proposal No. 5: Issue of Securities under the James Hardie 2020 Non-Executive Director Equity

Votes For	Votes Against	Abstentions
407,223,648	608,579	885,549

Proposal No. 6: Increase to Non-Executive Director Fee Pool

The Company’s shareholders approved, by the votes indicated below, an increase of the maximum aggregate compensation payable to the Company's non-executive directors by $700,000 per annum to an maximum aggregate amount of $4,500,000 per annum.

Votes For	Votes Against	Abstentions
308,691,873	88,287,929	2,904,260

Proposal No. 7: Approval of Financial Statements and Reports for Fiscal Year 2026
The Company’s shareholders received and approved, by the votes indicated below, the financial statements and the reports of the Board and the Company’s external auditor, EY, for the fiscal year ended March 31, 2026.

Votes For	Votes Against	Abstentions
408,062,784	42,823	612,169

Proposals Nos. 8A and 8B: Ratification of Appointment of the External Auditor and Authority to Fix the External Auditor’s Compensation

The proposal to ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027, and to provide authority to the Board, on a binding basis, to fix the external auditor’s compensation for the fiscal year ending March 31, 2027, was approved by the votes indicated below.

Proposal 8(A)

Votes For	Votes Against	Abstentions
403,510,520	5,133,663	73,593

Proposal 8(B)

Votes For	Votes Against	Abstentions
407,650,781	145,214	921,781

Proposal No. 9: Approval of Amendments to the Company’s Articles of Association to Apply the Classified Board Provisions Consistently to All Directors

The Company’s shareholders approved, by the votes indicated below, amendments to Articles 109(a) and 110 of the Company's Articles of Association to remove the current exclusion of the Chief Executive Officer from the classified Board provisions, and to provide that the Directors will, by majority vote, designate the class to which any Director serving as Chief Executive Officer is assigned, and that the maximum three-year re-election period in Article 110 will run from the date of that designation.

Votes For	Votes Against	Abstentions
397,682,217	10,961,458	74,101

Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Articles of Association of James Hardie Industries plc, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026	JAMES HARDIE INDUSTRIES plc

	By:	/s/ Aoife Rockett
	Name:	Aoife Rockett
	Title:	Company Secretary